 For more information, contact:
Lauren Dillard
 Investor Relations
(650) 372-2242
investor.relations@acxiom.com
EACXM

ACXIOM ANNOUNCES FIRST QUARTER RESULTS

Total Revenue Grows 9% Year-over-Year

Enters Into Definitive Agreement to Sell Impact Email Business

Expands Share Repurchase Program

LITTLE ROCK, Ark. – August 4, 2016 Acxiom® (Nasdaq: ACXM), an enterprise data, analytics and software-as-a-service company, today announced financial results for its first quarter ended June 30, 2016.

Financial Highlights

•	Revenue: Total revenue was $215 million, up 9% compared to the first quarter of last year driven by growth in each segment. US revenue of $197 million was up 11% year-over-year.
•
Operating Income (Loss): GAAP operating income from continuing operations improved to $8 million compared to a loss of $3 million in the prior year. Non-GAAP operating income from continuing operations improved 44% to approximately $21 million.

•
Earnings (Loss) per Share: GAAP diluted earnings per share from continuing operations were $0.05 compared to a loss per share of $0.07 in the prior year. Non-GAAP diluted earnings per share from continuing operations were $0.15, up from $0.09 a year ago.

•
Operating Cash Flow: Operating cash flow from continuing operations was $1 million, down from $12 million last year. For the trailing twelve-month period, operating cash flow from continuing operations was $102 million, up from $89 million in the comparable period.

●
Free Cash Flow to Equity: Free cash flow to equity was negative $22 million compared to negative $12 million in the prior year. For the trailing twelve-month period, free cash flow to equity was $8 million, up from negative $12 million in the comparable period.

Segment Results

Marketing Services

●
Revenue was $110 million, up 2% compared to the first quarter of last year. Marketing Database and Consulting revenue grew 8% year-over-year, but was offset by declines in Acxiom Impact. US revenue of $102 million was up 4% year-over-year.

•	Gross margin improved from 33% to 34%.
•	Segment income was $20 million, up 20% compared to the prior year.

Audience Solutions

•	Revenue was $74 million, up 8% compared to the prior year. US revenue of $66 million was up 9% year-over-year.
•	Gross margin improved from 54% to 57%.
•	Segment income was $25 million, up 4% compared to the prior year.

Connectivity

•	Revenue was $31 million, up 52% compared to the first quarter of last year. Connectivity exited the quarter with a $120 million annualized revenue run rate.
•	Gross margin declined from 58% to 56%.
•	Segment income was break-even compared to a loss of $1 million in the prior year.

A detailed discussion of our non-GAAP financial measures and a reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

"I am pleased to report a solid first quarter, highlighted by strong financial performance, new partnerships and continued product innovation," said Acxiom CEO Scott Howe. "Fiscal 2017 is off to a good start, and we are focused on extending our early momentum through the remainder of the year."

Recent Business Highlights

•
Connectivity added more than 20 new customers during the quarter and added over 50 new partner integrations. Marketers can now onboard and activate their data across a growing network of more than 350 marketing platforms and data providers.

•
LiveRamp™ extended its data connectivity partnership with Google, adding Customer Match to an extensive set of integrations that include Google Analytics 360 Suite, Google DoubleClick Digital Marketing solutions and Google Store Transactions for both AdWords and DoubleClick Search. The new integration with Google Customer Match enables brands to activate their first-party data for targeting across YouTube, Search and Gmail.

•
LiveRamp announced a new integration with Facebook's Offline Conversions API, allowing clients to connect Facebook advertising campaigns with offline sales transactions taking place in stores, branch offices, contact centers and other brick-and-mortar locations.

•
Acxiom announced strategic "next-gen" enhancements to its proprietary recognition technology, AbiliTec®, improving marketers' ability to bring together disparate consumer data sources for a single, current and accurate view of a customer across all channels.

•
Acxiom repurchased 926,000 shares for approximately $20 million during the quarter. Since inception of the share repurchase program in August 2011, Acxiom has repurchased 16.4 million shares for $275 million.

Acxiom Impact Divestiture

Acxiom also announced that it has entered into a definitive agreement to sell its Impact email business (Acxiom Impact) to Zeta Interactive. In addition, Acxiom will enter into a separate multi-year contract to provide Zeta Interactive with Connectivity and Audience Solutions services. The transaction sharpens Acxiom's focus on providing the data foundation for the world's best marketers and opens the door to deeper partnerships with the marketing ecosystem.

The sale is expected to close in the second quarter of fiscal 2017, following the satisfaction of customary closing conditions.

Acxiom will use proceeds from the sale to help fund the expansion of its share repurchase program. As part of the revised program, Acxiom's Board of Directors has increased the share repurchase authorization by $100 million to $400 million and extended the duration of the program through June 30, 2018.  The company is authorized to repurchase shares from time to time in open market or privately negotiated transactions, depending on prevailing market conditions and other factors. The repurchase program may be suspended or discontinued at any time.

Financial Outlook

Acxiom's non-GAAP guidance excludes the impact of non-cash compensation, purchased intangible asset amortization, restructuring charges and separation and transformation costs. Acxiom's fiscal 2017 guidance assumes that the sale of Acxiom Impact will close on September 30, 2016.
For fiscal 2017, Acxiom now expects to report:
•	Revenue in the range of $850 million to $870 million

•	GAAP diluted earnings per share in the range of $0.10 to $0.14

•	Non-GAAP diluted earnings per share in the range of $0.55 to $0.60

Conference Call

Acxiom will hold a conference call at 4:00 p.m. CT today to further discuss this information. Interested parties are invited to listen to the call which will be broadcast via the Internet at investors.acxiom.com. A slide presentation will be referenced during the call and can be accessed here.

About Acxiom

Acxiom is an enterprise data, analytics and software-as-a-service company that uniquely fuses trust, experience and scale to fuel data-driven results. For over 45 years, Acxiom has been an innovator in harnessing the most important sources and uses of data to strengthen connections between people, businesses and their partners. Utilizing a channel and media neutral approach, we leverage cutting-edge, data-oriented products and services to maximize customer value. Every week, Acxiom powers more than a trillion transactions that enable better living for people and better results for our 3,250+ global clients. For more information about Acxiom, visit Acxiom.com.
Forward-Looking Statements
This release and today's conference call contains forward-looking statements including, without limitation, statements regarding expected levels of revenue and earnings per share. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The following are factors, among others, that could cause actual results to differ materially from these forward-looking statements: the possibility that the expected revenue from the divisions may not be realized within the expected timeframe; the possibility that certain contracts may not generate the anticipated revenue or profitability or may not be closed within the anticipated time frames; the possibility that significant customers may experience extreme, severe economic difficulty or otherwise reduce or cancel the amount of business they do with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue; the possibility that we will not complete the sale of Acxiom Impact within the anticipated timeframe; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services to our clients; the possibility that we may not be able to attract, retain or motivate qualified technical, sales and leadership associates, or that we may lose key associates; the possibility that we may not be able to adequately adapt to rapidly changing computing environments, technologies and marketing practices; the possibility that we will not be able to continue to receive credit upon satisfactory terms and conditions; the possibility that negative changes in economic conditions in general or other conditions might lead to a reduction in demand for our products and services; the possibility that there will be changes in consumer or business information industries and markets that negatively impact the company; the possibility that the historical seasonality of our business may change; the possibility that we will not be able to achieve anticipated cost reductions and avoid unanticipated costs; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that unusual charges may be incurred; the possibility that changes in accounting pronouncements may occur and may impact these forward-looking statements; the possibility that we may encounter difficulties when entering new markets or industries; the possibility that we could experience loss of data center capacity or interruption of telecommunication links; the possibility that new laws may be enacted which limit our ability to provide services to our clients and/or which limit the use of data; and other risks and uncertainties, including those detailed from time to time in our current and periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, particularly the discussion under the caption "Item 1A. RISK FACTORS" in our Annual Report on Form 10-K for the year ended March 31, 2016, which was filed with the Securities and Exchange Commission on May 27, 2016.

With respect to the provision of products or services outside our primary base of operations in the United States, all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in scale, competition, culture, laws and regulations.
We undertake no obligation to update the information contained in this press release or any other forward-looking statement.
Acxiom is a registered trademark of Acxiom Corporation.

To automatically receive Acxiom Corporation financial news by email, please visit www.acxiom.com and subscribe to email alerts.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings (loss) per share)

	For the Three Months Ended
	June 30,
			$	%
	2016	2015	Variance	Variance

Revenues	214,801	196,895	17,906	9.1%

Cost of revenue	122,819	117,709	5,110	4.3%
Gross profit	91,982	79,186	12,796	16.2%
% Gross margin	42.8%	40.2%

Operating expenses:
Research and development	18,652	20,011	(1,359)	(6.8%)
Sales and marketing	37,348	29,494	7,854	26.6%
General and administrative	27,506	31,743	(4,237)	(13.3%)
Gains, losses and other items, net	314	807	(493)	(61.1%)
Total operating expenses	83,820	82,055	1,765	2.2%

Income (loss) from operations	8,162	(2,869)	11,031	384.5%
% Margin	3.8%	-1.5%
Other income (expense):
Interest expense	(1,812)	(1,885)	73	3.9%
Other, net	307	304	3	1.0%
Total other expense	(1,505)	(1,581)	76	4.8%

Earnings (loss) from continuing operations before income taxes	6,657	(4,450)	11,107	249.6%

Income taxes	2,681	732	1,949	266.3%

Net earnings (loss) from continuing operations	3,976	(5,182)	9,158	176.7%

Earnings from discontinued operations, net of tax	-	4,143	(4,143)	(100.0%)

Net earnings (loss)	3,976	(1,039)	5,015	482.7%

Basic earnings (loss) per share:
Net earnings (loss) from continuing operations	0.05	(0.07)	0.12	177.2%
Net earnings from discontinued operations	-	0.05	(0.05)	(100.0%)
Net earnings (loss)	0.05	(0.01)	0.06	484.9%

Diluted earnings (loss) per share:
Net earnings (loss) from continuing operations	0.05	(0.07)	0.12	175.3%
Net earnings from discontinued operations	-	0.05	(0.05)	(100.0%)
Net earnings (loss)	0.05	(0.01)	0.06	475.8%

Basic weighted average shares	77,471	77,918

Diluted weighted average shares	79,353	77,918

Some earnings (loss) per share amounts may not add due to rounding

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except earnings (loss) per share)

	For the Three Months Ended
	June 30,
	2016	2015

Earnings (loss) from continuing operations before income taxes	6,657	(4,450)

Income taxes	2,681	732

Net earnings (loss) from continuing operations	3,976	(5,182)

Earnings from discontinued operations, net of tax	-	4,143

Net earnings (loss)	3,976	(1,039)

Earnings (loss) per share:

Basic	0.05	(0.01)

Diluted	0.05	(0.01)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	4,077	3,754
Non-cash stock compensation (cost of revenue and operating expenses)	8,590	8,123
Restructuring charges and other adjustments (gains, losses, and other)	314	807
Separation and transformation costs (general and administrative)	-	3,414
Accelerated amortization (cost of revenue)	-	1,442

Total excluded items, continuing operations	12,981	17,540

Earnings from continuing operations before income taxes
and excluding items	19,638	13,090

Income taxes (2)	7,852	5,632

Non-GAAP net earnings	11,786	7,458

Non-GAAP earnings per share:

Basic	0.15	0.10

Diluted	0.15	0.09

Basic weighted average shares	77,471	77,918

Diluted weighted average shares	79,353	79,352

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Income taxes were calculated reflecting an effective non-GAAP tax rate of 40.0% and 43.0% in the first quarter of fiscal
2017 and 2016, respectively. The difference between our GAAP and non-GAAP tax rates in the first quarter of fiscal 2017 and
2016 were primarily due to the net tax effects of excluded items.

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended
	June 30,
			$	%
	2016	2015	Variance	Variance

Revenues
Marketing Services	109,715	107,726	1,989	1.8%
Audience Solutions	73,744	68,550	5,194	7.6%
Connectivity	31,342	20,619	10,723	52.0%
Total operating segment revenues	214,801	196,895	17,906	9.1%

Gross profit
Marketing Services	37,466	36,034	1,432	4.0%
Audience Solutions	41,912	36,824	5,089	13.8%
Connectivity	17,575	11,953	5,622	47.0%
Total operating segment gross profit	96,953	84,811	12,142	14.3%

Gross profit margin %
Marketing Services	34.1%	33.4%
Audience Solutions	56.8%	53.7%
Connectivity	56.1%	58.0%
Total operating segment gross margin	45.1%	43.1%

Income (loss) from operations
Marketing Services	20,145	16,853	3,292	19.5%
Audience Solutions	25,096	24,087	1,009	4.2%
Connectivity	291	(791)	1,082	136.8%
Total operating segment income from operations	45,532	40,149	5,383	13.4%

Operating income (loss) margin %
Marketing Services	18.4%	15.6%
Audience Solutions	34.0%	35.1%
Connectivity	0.9%	-3.8%
Total operating segment operating margin	21.2%	20.4%

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF SEGMENT RESULTS
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended
	June 30,

	2016	2015

Total operating segment gross profit	96,953	84,811

Less:
Purchased intangible asset amortization	4,077	3,754
Non-cash stock compensation	894	429
Accelerated amortization	-	1,442

Gross profit	91,982	79,186

Total operating segment income from operations	45,532	40,149

Less:
Corporate expenses	24,389	25,478
Purchased intangible asset amortization	4,077	3,754
Non-cash stock compensation	8,590	8,123
Restructuring charges and other adjustments	314	807
Separation and transformation costs	-	3,414
Accelerated amortization	-	1,442

Income (loss) from operations	8,162	(2,869)

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA (1)
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended
	June 30,
	2016	2015

Net earnings (loss) from continuing operations	3,976	(5,182)

Income taxes	2,681	732

Other expense	(1,505)	(1,581)

Income (loss) from operations	8,162	(2,869)

Depreciation and amortization	20,790	21,775
Less:
Deferred interest amortization	-	256
Adjusted depreciation and amortization	20,790	21,519

EBITDA	28,952	18,650

Other adjustments:
Non-cash stock compensation (cost of revenue and operating expenses)	8,590	8,123
Restructuring charges and other adjustments (gains, losses, and other)	314	807
Separation and transformation costs (general and administrative)	-	3,414

Other adjustments	8,904	12,344

Adjusted EBITDA	37,856	30,994

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	June 30,	March 31,	$	%
	2016	2016	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	150,160	189,629	(39,469)	(20.8%)
Trade accounts receivable, net	127,655	138,650	(10,995)	(7.9%)
Refundable income taxes	7,606	9,834	(2,228)	(22.7%)
Other current assets	34,919	37,897	(2,978)	(7.9%)

Total current assets	320,340	376,010	(55,670)	(14.8%)

Property and equipment	530,588	528,675	1,913	0.4%
Less - accumulated depreciation and amortization	351,377	345,632	5,745	1.7%

Property and equipment, net	179,211	183,043	(3,832)	(2.1%)

Software, net of accumulated amortization	52,537	55,735	(3,198)	(5.7%)
Goodwill	492,598	492,745	(147)	(0.0%)
Purchased software licenses, net of accumulated amortization	9,561	10,116	(555)	(5.5%)
Deferred income taxes	6,170	6,885	(715)	(10.4%)
Other assets, net	23,547	25,315	(1,768)	(7.0%)

	1,083,964	1,149,849	(65,885)	(5.7%)

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term debt	32,262	32,243	19	0.1%
Trade accounts payable	26,216	37,717	(11,501)	(30.5%)
Accrued payroll and related expenses	27,733	61,309	(33,576)	(54.8%)
Other accrued expenses	47,977	48,254	(277)	(0.6%)
Deferred revenue	38,378	44,477	(6,099)	(13.7%)

Total current liabilities	172,566	224,000	(51,434)	(23.0%)

Long-term debt	150,124	157,897	(7,773)	(4.9%)

Deferred income taxes	52,571	53,964	(1,393)	(2.6%)

Other liabilities	14,939	15,020	(81)	(0.5%)

Stockholders' equity:
Common stock	13,102	13,039	63	0.5%
Additional paid-in capital	1,095,510	1,082,220	13,290	1.2%
Retained earnings	602,477	598,501	3,976	0.7%
Accumulated other comprehensive income	7,590	8,590	(1,000)	(11.6%)
Treasury stock, at cost	(1,024,915)	(1,003,382)	(21,533)	(2.1%)
Total stockholders' equity	693,764	698,968	(5,204)	(0.7%)

	1,083,964	1,149,849	(65,885)	(5.7%)

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	June 30,

	2016	2015

Cash flows from operating activities:
Net earnings (loss)	3,976	(1,039)
Earnings from discontinued operations, net of tax	-	(4,143)
Non-cash operating activities:
Depreciation and amortization	20,790	21,775
Loss on disposal or impairment of assets	-	241
Deferred income taxes	(678)	(1,522)
Non-cash stock compensation expense	8,590	8,123
Changes in operating assets and liabilities:
Accounts receivable	9,487	(8,037)
Other assets	5,383	384
Accounts payable and other liabilities	(41,021)	(3,530)
Deferred revenue	(5,777)	(255)
Net cash provided by operating activities	750	11,997
Cash flows from investing activities:
Capitalized software	(3,982)	(2,797)
Capital expenditures	(10,694)	(12,876)
Data acquisition costs	(20)	(430)
Net cash used in investing activities	(14,696)	(16,103)
Cash flows from financing activities:
Payments of debt	(8,053)	(8,099)
Sale of common stock, net of stock acquired for withholding taxes	2,974	2,069
Excess tax benefits from share-based compensation	514	(77)
Acquisition of treasury stock	(20,207)	(14,951)
Net cash used in financing activities	(24,772)	(21,058)
Cash flows from discontinued operations:
From operating activities	-	11,653
From investing activities	-	(4,484)
From financing activities	-	(153)
Net cash provided by discontinued operations	-	7,016
Effect of exchange rate changes on cash	(751)	330

Net change in cash and cash equivalents	(39,469)	(17,818)
Cash and cash equivalents at beginning of period	189,629	141,010
Cash and cash equivalents at end of period	150,160	123,192

Supplemental cash flow information:
Cash paid (received) during the period for:
Interest	2,258	2,185
Income taxes	(76)	(1,044)
Payments on capital leases and installment payment arrangements	-	216
Other debt payments, excluding line of credit	8,053	8,036

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW TO EQUITY (1)
(Unaudited)
(Dollars in thousands)

	06/30/15	09/30/15	12/31/15	03/31/16	FY2016	06/30/16

GAAP Net Cash Provided by Operating Activities	11,997	21,357	37,018	43,270	113,642	750

Less:
Capitalized software	(2,797)	(3,936)	(3,627)	(4,520)	(14,880)	(3,982)
Capital expenditures	(12,876)	(10,244)	(10,702)	(13,601)	(47,423)	(10,694)
Data acquisition costs	(430)	(281)	(424)	(418)	(1,553)	(20)
Payments on capital leases and installment payment arrangements	(63)	-	-	-	(63)	-
Other required debt payments	(8,036)	(8,039)	(8,045)	(8,048)	(32,168)	(8,053)

Free Cash Flow to Equity	(12,205)	(1,143)	14,220	16,683	17,555	(21,999)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS-GAAP
(Unaudited)
(Dollars in thousands, except earnings (loss) per share)

							Q1 FY17 to Q1 FY16
	06/30/15	09/30/15	12/31/15	03/31/16	FY2016	06/30/16%		$
Revenues	196,895	207,345	221,193	224,655	850,088	214,801	9.1%	17,906

Cost of revenue	117,709	121,312	125,735	123,626	488,382	122,819	4.3%	5,110
Gross profit	79,186	86,033	95,458	101,029	361,706	91,982	16.2%	12,796
% Gross margin	40.2%	41.5%	43.2%	45.0%	42.5%	42.8%

Operating expenses
Research and development	20,011	19,078	18,400	16,758	74,247	18,652	-6.8%	(1,359)
Sales and marketing	29,494	34,259	36,581	45,842	146,176	37,348	26.6%	7,854
General and administrative	31,743	31,519	36,793	35,330	135,385	27,506	-13.3%	(4,237)
Impairment of goodwill and other	-	729	-	6,100	6,829	-	-	-
Gains, losses and other items, net	807	2,504	4,058	4,763	12,132	314	-61.1%	(493)
Total operating expenses	82,055	88,089	95,832	108,793	374,769	83,820	2.2%	1,765

Income (loss) from operations	(2,869)	(2,056)	(374)	(7,764)	(13,063)	8,162	384.5%	11,031
% Margin	-1.5%	-1.0%	-0.2%	-3.5%	-1.5%	3.8%
Other income (expense)
Interest expense	(1,885)	(1,956)	(1,948)	(1,880)	(7,669)	(1,812)	3.9%	73
Other, net	304	59	303	(214)	452	307	1.0%	3
Total other expense	(1,581)	(1,897)	(1,645)	(2,094)	(7,217)	(1,505)	4.8%	76

Earnings (loss) from continuing operations before income taxes	(4,450)	(3,953)	(2,019)	(9,858)	(20,280)	6,657	249.6%	11,107
Income taxes	732	(2,608)	(1,580)	(8,176)	(11,632)	2,681	266.3%	1,949

Net earnings (loss) from continuing operations	(5,182)	(1,345)	(439)	(1,682)	(8,648)	3,976	176.7%	9,158

Earnings (loss) from discontinued operations, net of tax	4,143	12,068	(971)	111	15,351	-	-100.0%	(4,143)

Net earnings (loss)	(1,039)	10,723	(1,410)	(1,571)	6,703	3,976	482.7%	5,015

Diluted earnings (loss) per share	(0.01)	0.14	(0.02)	(0.02)	0.09	0.05	475.8%	0.06

Diluted earnings (loss) per share continuing operations	(0.07)	(0.02)	(0.01)	(0.02)	(0.11)	0.05	175.3%	0.12

Some earnings (loss) per share amounts may not add due to rounding

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS
(Unaudited)
(Dollars in thousands, except earnings (loss) per share)

	06/30/15	09/30/15	12/31/15	03/31/16	FY2016	06/30/16

Earnings (loss) from continuing operations before income taxes	(4,450)	(3,953)	(2,019)	(9,858)	(20,280)	6,657

Income taxes	732	(2,608)	(1,580)	(8,176)	(11,632)	2,681

Net earnings (loss) from continuing operations	(5,182)	(1,345)	(439)	(1,682)	(8,648)	3,976

Earnings (loss) from discontinued operations, net of tax	4,143	12,068	(971)	111	15,351	-

Net earnings (loss)	(1,039)	10,723	(1,410)	(1,571)	6,703	3,976

Earnings (loss) per share:

Basic	(0.01)	0.14	(0.02)	(0.02)	0.09	0.05

Diluted	(0.01)	0.14	(0.02)	(0.02)	0.09	0.05

Excluded items:
Purchased intangible asset amortization (cost of revenue)	3,754	3,754	3,754	4,204	15,466	4,077
Non-cash stock compensation (cost of revenue and operating expenses)	8,123	7,360	8,046	7,934	31,463	8,590
Impairment of goodwill and other	-	729	-	6,100	6,829	-
Restructuring charges and other adjustments (gains, losses, and other)	807	2,504	4,058	4,763	12,132	314
Separation and transformation costs (general and administrative)	3,414	6,098	6,628	4,686	20,826	-
Accelerated amortization (cost of revenue)	1,442	78	78	252	1,850	-

Total excluded items, continuing operations	17,540	20,523	22,564	27,939	88,566	12,981

Earnings from continuing operations before income taxes
and excluding items	13,090	16,570	20,545	18,081	68,286	19,638

Income taxes	5,632	5,163	6,399	4,262	21,456	7,852

Non-GAAP net earnings	7,458	11,407	14,146	13,819	46,830	11,786

Non-GAAP earnings per share:

Basic	0.10	0.15	0.18	0.18	0.60	0.15

Diluted	0.09	0.14	0.18	0.18	0.59	0.15

Basic weighted average shares	77,918	77,960	77,831	76,753	77,616	77,471

Diluted weighted average shares	79,352	79,310	79,346	78,386	79,099	79,353

Some earnings per share amounts may not add due to rounding

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

							Q1 FY17 to Q1 FY16
	06/30/14	09/30/14	12/31/14	03/31/15	FY2016	06/30/16%		$

Marketing services	107,726	112,979	115,725	113,342	449,772	109,715	1.8%	1,989
Audience Solutions	68,550	72,122	77,046	80,128	297,846	73,744	7.6%	5,194
Connectivity	20,619	22,244	28,422	31,185	102,470	31,342	52.0%	10,723

Total operating segment revenues	196,895	207,345	221,193	224,655	850,088	214,801	9.1%	17,906

Marketing services	36,034	37,545	38,561	40,117	152,257	37,466	4.0%	1,432
Audience Solutions	36,824	39,170	45,265	46,457	167,716	41,912	13.8%	5,089
Connectivity	11,953	13,499	16,130	19,617	61,199	17,575	47.0%	5,622

Total operating segment gross profit	84,811	90,214	99,956	106,191	381,172	96,953	14.3%	12,142

Marketing services	33.4%	33.2%	33.3%	35.4%	33.9%	34.1%
Audience Solutions	53.7%	54.3%	58.8%	58.0%	56.3%	56.8%
Connectivity	58.0%	60.7%	56.8%	62.9%	59.7%	56.1%

Total operating segment gross margin	43.1%	43.5%	45.2%	47.3%	44.8%	45.1%

Marketing services	16,853	17,908	20,309	19,301	74,371	20,145	19.5%	3,292
Audience Solutions	24,087	25,190	30,723	29,598	109,598	25,096	4.2%	1,009
Connectivity	(791)	(1,068)	(1,015)	(424)	(3,298)	291	136.8%	1,082

Total operating segment income from operations	40,149	42,030	50,017	48,475	180,671	45,532	13.4%	5,383

Marketing services	15.6%	15.9%	17.5%	17.0%	16.5%	18.4%
Audience Solutions	35.1%	34.9%	39.9%	36.9%	36.8%	34.0%
Connectivity	-3.8%	-4.8%	-3.6%	-1.4%	-3.2%	0.9%

Total operating segment operating margin	20.4%	20.3%	22.6%	21.6%	21.3%	21.2%

Some totals may not add due to rounding.

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS GUIDANCE (1)
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the year ending
	March 31, 2017
	Low Range	High Range

Earnings before income taxes	14,000	21,000

Income taxes	7,000	9,870

Net earnings	7,000	11,130

Diluted earnings per share	$0.09	$0.14

Excluded items:
Purchased intangible asset amortization	16,000	16,000
Non-cash stock compensation	32,000	32,000
Restructuring charges	1,000	1,000
Separation and transformation costs	10,000	10,000

Total excluded items	59,000	59,000

Earnings before income taxes and excluding items	73,000	80,000

Income taxes (2)	29,200	32,000

Non-GAAP net earnings	43,800	48,000

Non-GAAP diluted earnings per share	$0.55	$0.60

Diluted weighted average shares	80,000	80,000

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Income taxes were calculated reflecting an effective non-GAAP tax rate of 40.0%. The difference between our GAAP and Non-GAAP tax rates was due to the effect of excluded items.

ACXIOM CORPORATION	APPENDIX A
Q1 FISCAL 2017 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results we use non-GAAP measures as indicated in the press release schedules, which excludes certain expenses related to acquisitions as well as other significant expenses including non-cash stock compensation and restructuring charges, that we belive are helpful in understanding our past performance and our future results. Our non-GAAP financial measures and schedules are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is also based in part on the performance of our business based on these non-GAAP measures.

Our non-GAAP financial measures, including non-GAAP earnings per share and adjusted EBITDA, reflect adjustments based on the following items, as well as the related income tax effects when applicable:

Purchased intangible asset amortization: We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) developed technology, (ii) customer relationships, and (iii) trade names. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated.
Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance.

Non-cash stock compensation: Non-cash stock compensation consists of charges for associate restricted stock units, performance shares and stock options in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options assumed in connection with our acquisitions. As we apply current stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations.

Restructuring charges and other adjustments: During the past several years, we have initiated certain restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. As a result, we recognized costs related to termination benefits for associates whose positions were eliminated, lease termination charges, and leasehold improvement write offs. These charges, reported as gains, losses, and other items, net, are excluded from non-GAAP results because such expense is not used by us to assess the core profitability of our business operations.

Separation and transformation costs: We incurred significant expenses in connection with the separation of the IT Infrastructure Management and Marketing and Data Services business and subsequent transformation activities post separation, which we generally would not have otherwise incurred in the periods presented as part of our continuing operations. Separation and transformation costs consist of third party consulting arrangements. We believe it is useful for investors to understand the effects of these items and excluding such items in non-GAAP financial measures provides meaningful supplemental information.

Our non-GAAP financial schedules are:

Non-GAAP EPS: Our non-GAAP earnings per share reflects adjustments as described above, as well as the related tax effects where applicable.

Adjusted EBITDA: Adjusted EBITDA is defined as net income (loss) from continuing operations before income taxes, other expenses, depreciation and amortization, and including adjustments as described above. We use
Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments and to compare our results to those of our competitors. We believe that the inclusion of Adjusted EBITDA provides useful supplementary information to and facilitates analysis by investors in evaluating the Company's performance and trends. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as an alternative to net earnings as an indicator of our performance.

Free Cash Flow to Equity: To supplement our statement of cash flows, we use a non-GAAP measure of cash flow to analyze cash flows generated from operations. Free cash flow to equity is defined as operating cash flow less cash used by investing activities (excluding the impact of cash paid in acquisitions), less required payments of debt, and excluding the impact of discontinued operations. Management believes that this measure of cash flow is meaningful since it represents the amount of money available from continuing operations for the
Company's discretionary spending after funding all required obligations including scheduled debt payments.
The presentation of non-GAAP free cash flow to equity is not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.